THIRD EXTENSION
                           OF SHARE REPURCHASE PROGRAM


         THIS AGREEMENT is entered into as of June 1, 1999 between THE TALBOTS, INC., a Delaware corporation ("Talbots") and JUSCO (U.S.A.), INC., a Delaware corporation ("JUSCO USA").

         WHEREAS, Talbots originally initiated its share repurchase program in February 1995 and subsequently extended such program in both November 1995 and May 1997; and

         WHEREAS, as part of the share repurchase program, for each month in which Talbots has repurchased shares from the public shareholders, Talbots has then repurchased such numbers of shares of Common Stock from JUSCO USA sufficient to maintain substantially the same percentage ownership in Talbots between JUSCO USA and the public shareholders; and

         WHEREAS, it has been the determination of Talbots that maintaining such ownership balance between JUSCO USA and the public shareholders is in the best interest of Talbots and its shareholders by reason of, among other things, promoting a continued adequate public float of its outstanding Common Stock and an active public trading market in its outstanding Common Stock as well as representing to the investment community stability in such ownership balance; and

         WHEREAS, Talbots completed the extended share repurchase program in April 1999, and the Board of Directors of Talbots believes that it is in the best interest of Talbots and its shareholders to extend the share repurchase program; and

         WHEREAS, the Board of Directors of Talbots has now authorized the expenditure of up to an additional $20 million for the repurchase of shares of Common Stock under the share repurchase program, such repurchases to be made from time to time over a two year period (the "Program"); and

         WHEREAS, Talbots continues to believe that it is in the best interests of Talbots and its shareholders to maintain the same general balance in the percentage ownership interest in Talbots between JUSCO USA and the public shareholders; and

         WHEREAS, it is agreed that the price to JUSCO USA for shares repurchased from JUSCO USA under the Program will continue to be the weighted average price paid to the public shareholders;

         NOW, THEREFORE, it is agreed by Talbots and JUSCO USA as follows:

         1. Purchase Dates. On a business day ("monthly purchase date") occurring in the last five calendar days of each calendar month in which Talbots has purchased shares of its Common Stock from the public in open market purchases, privately negotiated transactions or otherwise, Talbots will purchase from JUSCO USA, and JUSCO USA will transfer and sell to Talbots, a pro rata number of shares of Talbots Common Stock.

         2. Purchase Price. The purchase price to be paid by Talbots to JUSCO USA for the shares purchased from JUSCO USA under the Program will be equal to the weighted average price (excluding commissions, mark-ups, fees and other costs) paid by Talbots for the shares of Talbots Common Stock purchased from the public shareholders for such calendar month under the Program (the "Weighted Average Price").

         3. Purchase Notice. At least one (1) business day before each monthly purchase date, Talbots will provide written notice to JUSCO USA by telecopy or otherwise of (a) the total number of shares of Talbots Common Stock purchased by Talbots from the public shareholders for the particular calendar month under the Program and the respective purchase prices of such shares purchased from the public shareholders, (b) the total number of shares of Talbots Common Stock to be purchased from JUSCO USA on the monthly purchase date pursuant to paragraph 1 above, (c) the purchase price to be paid by Talbots to JUSCO USA determined under paragraph 2 above, and (d) the aggregate purchase price to be paid by Talbots to JUSCO USA for all shares to be purchased from JUSCO USA for such month.

         4. Payment. On each monthly purchase date Talbots will make payment to JUSCO USA for the shares being purchased from JUSCO USA for such month. Payment of the purchase price will be by wire transfer or other mutually agreed payment method.

         5. Transfer of JUSCO USA Shares. On or promptly following each monthly purchase date, JUSCO USA will deliver stock certificates to the stock transfer agent of Talbots with instructions to transfer the total number of Talbots shares of Common Stock purchased by Talbots from JUSCO USA for such month. JUSCO USA will also deliver to the stock transfer agent such stock powers and other instruments as may be necessary to give effect to such purchase.

         6. General. This Agreement is binding upon and is for the benefit of Talbots and JUSCO USA and their respective successors and assigns, and no other person or entity shall have any rights or benefits under this Agreement either as a third party beneficiary or otherwise. This Agreement may be amended by an agreement signed by Talbots and JUSCO USA.

         IN WITNESS WHEREOF, the parties have each signed and delivered this Agreement as of the date set forth on the first page of this Agreement.

                              THE TALBOTS, INC.

                                        ARNOLD B. ZETCHER
                              By:____________________________________________
                                Name:   Arnold B. Zetcher
                                Title:  President and Chief Executive Officer


                              JUSCO (U.S.A.), INC.

                                        ISAO TSURUTA
                              By:____________________________________________
                                 Name:  Isao Tsuruta
                                 Title: Senior Vice President